Exhibit 10.33


This Note Is Secured By A UCC-1 Financing Statement Filed With The Secretary Of The State Of Delaware and Texas, and by Registration Statements in British Columbia, Canada and Ontario, Canada.


                             SECURED PROMISSORY NOTE

$660,000.00 CAD                                                     June 5, 2005
                                                        Toronto, Ontario, Canada

            FOR VALUE RECEIVED, Swiss Medica, Inc., a Delaware corporation (the "Company"), located at 53 Yonge Street, 3rd Floor, Toronto, Ontario, Canada, promises to pay to Strategic Equity Corp. (the "Holder"), located at Suite 400, 630 - 8th Avenue SW, Calgary, Alberta T2P 1G6, or its assignee, the principal sum of $660,000.00 CAD, or so much of that sum as may be advanced under this promissory note (this "Note") plus interest accruing thereon at a rate of twenty-four percent (24%) per annum (the "Interest"). This Note has been issued pursuant to the Note Purchase Agreement dated June 5, 2005, entered into between the Company and the Holder, and is secured by a Security Agreement dated December 6, 2004, as amended on December 7, 2004 and June 5, 2005 entered into between the Company and the Holder.

            All principal due and payable under this Note shall be paid on or before December 5, 2005. The Interest accruing under this Note from the date this Note is issued through the maturity date shall be payable as follows:

            (b) $13,200.00 CAD on or before July 5, 2005;

            (c) $13,200.00 CAD on or before August 5, 2005;

            (d) $13,200.00 CAD on or before September 5, 2005;

            (e) $13,200.00 CAD on or before October 5, 2005;

            (f) $13,200.00 CAD on or before November 5, 2005; and

            (g) $13,200.00 CAD on or before December 5, 2005.

            This Note may be prepaid in whole or in part at any time; provided, however, notwithstanding such prepayment, the Company shall remain obligated to make all scheduled payments of interest due hereunder as outlined above. If any payment due date falls on a Saturday, Sunday or holiday, then the Company shall make payment on the next business day.

            If (I) the Company fails to make any payment as provided herein and such failure continues for a period of ten (10) days after receipt by Company of written notice of such default (a "default"), then the Holder hereof may by notice in writing sent to the Company by regular mail and deemed to be received two (2) days after the postage date to 53 Yonge Street, 3rd Floor, Toronto, Ontario, Canada, declare all principal and interest under this Note accelerated per the schedule set forth above, and immediately due and payable, and pursue all rights and remedies under applicable law and the UCC-1 Financing Statement recorded with the Delaware Secretary of State and Texas Secretary of State (as amended by any subsequent UCC filings), and such other documents executed and/or recorded to secure performance hereof. No failure by the Holder to take action with respect to any such default shall affect its subsequent rights to take action with respect to the same or any other default.


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This Note Is Secured By A UCC-1 Financing Statement Filed With The Secretary Of
The State Of Delaware and Texas, and by Registration Statements in British Columbia, Canada and Ontario, Canada.


            All payments to the Holder hereof shall be made at the address set forth above or at such other address as the Holder hereof shall specify in writing to the Company.

            All amounts under the Note will be immediately due and payable to the Holder in the event that (i) the Company files for relief under the United States Bankruptcy Code, or (ii) a receiver is appointed to manage any property secured by this Note, or (iii) any person begins foreclosure proceedings on any of the property secured by this Note.

            This Note shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the State of Delaware.

            The Company has caused this Note to be executed by its duly authorized officer.

                                    SWISS MEDICA, INC.,
                                    A DELAWARE CORPORATION



                                    By: /s/ Raghu N. Kilambi
                                       -------------------------------
                                          Raghu N. Kilambi, CEO